EXHIBIT 24.1

POWER OF ATTORNEY

WHEREAS, each of the subsidiaries of Jacuzzi Brands, Inc. listed on Annex I are guarantors (the “Guarantors”) of the 9 1/2% Senior Notes due 2014 and the 11 3/4% Senior Subordinated Notes due 2016 co-issued by RBS Global, Inc. and Rexnord LLC (collectively, the “Initial Securities”) which are being exchanged for registered notes which are substantially identical in all material respects to the Initial Securities; and

WHEREAS, each of the individuals who have signed this Power of Attorney is (i) a principal executive officer, (ii) a principal financial officer, (iii) a controller or principal accounting officer or (iv) a director of one or more Guarantors (collectively, a “Signor”);

Now Therefore:

Each person whose signature appears below hereby constitutes and appoints Patricia Whaley and George C. Moore, and each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to Registration Statement No. 333-140040 with respect to each of the Guarantors for which the undersigned is a Signor in any capacity, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Dated: February 7, 2007

/s/ Robert A. Hitt	/s/ Steven Barre
By: Robert A. Hitt	By: Steven Barre

/s/ George C. Moore	/s/ Jeffrey Park
By: George C. Moore	By: Jeffrey Park

/s/ Alex P. Marini	/s/ William Demeritt
By: Alex P. Marini	By: William Demeritt

/s/ Edmund Krainski	/s/ George Warren, Jr.
By: Edmund Krainski	By: George Warren, Jr.

/s/ Patricia Genzel	/s/ Tammy Bishop
By: Patricia Genzel	By: Tammy Bishop